UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2016

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On January 8, 2016, the Board of Directors of Lifetime Brands, Inc. (the “Company”) elected Sara (Sally) Genster Robling as an independent director of the Company. Ms. Robling is expected to be named as a member of the Strategic Planning and the Nominating & Governance Committees of the Board of Directors. Ms. Robling, non-executive Chairman of Plated, the venture-backed e-commerce platform that provides a premium cook-at-home dinner experience, and Principal of Robling Advisors, LLC, has more than 30 years of marketing, sales, and C-suite leadership experience in the consumer products industry. Prior to joining Plated, Ms. Robling served as Executive Vice President of Pinnacle Foods Corporation, where she was President of the $1.1 billion Birds Eye Division, and part of the leadership team that completed a successful 2013 IPO. Before joining Pinnacle in 2008, Ms. Robling was Chief Marketing Officer at Trane, Inc. (formerly American Standard), held several senior leadership roles at Campbell’s Soup Company, including Vice President and General Manager of Global Beverages, and was a Marketing Manager at Kraft.

As a non-employee director, Ms. Robling will receive the same compensation as the other non-employee directors of the Company, prorated from Ms. Robling’s election to the date of the Company’s 2016 annual meeting of stockholders.

A copy of the press release announcing Ms. Robling’s election is furnished with this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 11, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date: January 14, 2016